InspireMD’s CGuard™ Embolic Prevention System to be Featured at ICCA Stroke 2018 in Warsaw, Poland

Tel Aviv, Israel— April 19, 2018 - InspireMD, Inc. (NYSE AMER:NSPR), a leader in embolic prevention systems (EPS) / thrombus management technologies and neurovascular devices, today announced that its CGuard™ Embolic Prevention System will be featured at the ICCA Stroke 2018 conference to be held April 20th-21st at the Institute of Psychiatry and Neurology in Warsaw, Poland.

The ICCA Stroke conference is an interdisciplinary and interactive course with leading experts in the field, recorded cases, step by step presentations, debates and hands-on workshops on catheter-based treatments of acute stroke.

Sessions featuring CGuard™ will include:

When: April 20th, 12:55 – 13:55 Where: Main Area

Symposium: CGuardTM Embolic Prevention Stent System - A Paradigm Shift in Carotid Stenting

Moderator: Horst Sievert, MD

Panelist: Piotr Musialek, MD / Antonio Micari, MD / Carlo Cernetti, MD/ Wacław Kuczmik, MD

Background of Mesh-Stents: CGuardTM EPS – An Innovative Concept Speaker: Horst Sievert, MD – Frankfurt, Germany

Internal Carotid Atherosclerosis - Do Mesh Stents Improve Outcomes: My Experience with CGuardTM EPS

Speaker: Antonio Micari, MD – Cotignola, Italy

CGuardTM EPS: Clinical Program and Cases

Speaker: Piotr Musialek, MD – Krakow, Poland

CGuardTM EPS Position in Expanding the Endovascular Route of Carotid Revascularization: Surgeon’s Viewpoint

Speaker: Wacław Kuczmik, MD – Katowice, Poland

CGuardTM EPS: A Game-Changer in Carotid Revascularization to Prevent Strokes

Panel Discussion

The CGuard™ Embolic Prevention System will also be featured at InspireMD’s Booth throughout the event.

These presentations are a part of the Company’s Global Reach and Access Program, where key opinion leaders and leading doctors help to increase awareness and knowledge of the Company’s products at conferences, symposia and other events, by providing specific information and data regarding the safety and clinical value of CGuardTM EPS. Upcoming programs are planned over the next few months in Rome (Italy), Paris (France), Cotignola (Italy), Tel Aviv (Israel) and Hamburg (Germany).

About InspireMD, Inc.

InspireMD seeks to utilize its proprietary MicroNet™ technology to make its products the industry standard for embolic protection and to provide a superior solution to the key clinical issues of current stenting in patients with a high risk of distal embolization, no reflow and major adverse cardiac events.

InspireMD intends to pursue applications of this MicroNet technology in coronary, carotid (CGuard™), neurovascular, and peripheral artery procedures. InspireMD’s common stock is quoted on the NYSE American under the ticker symbol NSPR and certain warrants are quoted on the NYSE American under the ticker symbol NSPR.WS.

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) market acceptance of our existing and new products, (ii) negative clinical trial results or lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device industry from much larger, multinational companies, (v) product liability claims, (vi) product malfunctions, (vii) our limited manufacturing capabilities and reliance on subcontractors for assistance, (viii) insufficient or inadequate reimbursement by governmental and other third party payers for our products, (ix) our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful, (x) legislative or regulatory reform of the healthcare system in both the U.S. and foreign jurisdictions, (xi) our reliance on single suppliers for certain product components, (xii) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain and (xiii) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. More detailed information about the Company and the risk factors that may affect the realization of forward looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Investor Contacts:

InspireMD, Inc.

Craig Shore

Chief Financial Officer

Phone: 1-888-776-6804 FREE

Email: craigs@inspiremd.com

Crescendo Communications, LLC

David Waldman

Phone: (212) 671-1021

Email: NSPR@crescendo-ir.com